As filed with the Securities and Exchange Commission on July 6, 2011

Registration No. 333-[—]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mecox Lane Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	5961	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10/F, Building B, United Mansion, No. 2, Zijinhua Road

Hangzhou, Zhejiang 310013

People’s Republic of China.

(86-571) 8777-0978

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2006 Stock Option Plan

2008 Stock Option Plan

2011 Share Incentive Plan

(Full Title of the Plans)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul Bang Zhang

Chief Financial Officer

22nd Floor, Gems Tower, Building 20, No. 487, Tianlin Road

Shanghai 200233

People’s Republic of China

(86-21) 6495 0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount To be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Ordinary Shares, $0.0001 par value per share	19,240,253 shares(3)	US$0.29	US$5,579,673	US$647.80
Ordinary Shares, $0.0001 par value per share	54,420,243 shares(4)	US$0.27	US$14,693,466	US$1,705.91
Ordinary Shares, $0.0001 par value per share	2,950,158 shares(5)	US$0.47	US$1,386,574	US$160.98
Ordinary Shares, $0.0001 par value per share	8,910,000 shares(6)	US$0.75	US$6,682,500	US$775.84
Ordinary Shares, $0.0001 par value per share	5,130,000 shares(6)	US$0.41	US$2,103,300	US$244.19
Ordinary Shares, $0.0001 par value per share	11,318,047 shares(7)	US$0.47	US$5,319,482	US$617.59
Total (8)	101,968,701 shares(8)	—	US$35,764,995	US$4,152.32

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.
(2)	These shares may be represented by the Registrant’s ADSs, each of which represents eight ordinary share. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-170849).
(3)	Represents ordinary shares issuable upon exercise of options granted under the 2006 Stock Option Plan. Pursuant to Rule 457(c) and Rule 457(h)(1), the proposed maximum offering price per share for such shares is the weighted average exercise price per share.
(4)	Represents ordinary shares issuable upon exercise of options granted under the 2008 Stock Option Plan. Pursuant to Rule 457(c) and Rule 457(h)(1), the proposed maximum offering price per share for such shares is the weighted average exercise price per share.
(5)	Represents ordinary shares reserved for future grants under 2008 Stock Option Plan. Pursuant to Rule 457(c) and Rule 457(h)(1), the proposed maximum offering price per share for such shares are based on the average of the high and low prices for the Registrant’s American Depositary Shares (each representing seven ordinary shares), or ADS, as quoted on the Nasdaq Global Market on June 30, 2011.
(6)	Represents ordinary shares issuable upon exercise of options granted under the 2011 Share Incentive Plan. Pursuant to Rule 457(c) and Rule 457(h)(1), the proposed maximum offering price per share for such shares is the weighted average exercise price per share.
(7)	Represents ordinary shares reserved for future grants under 2011 Share Incentive Plan. Pursuant to Rule 457(c) and Rule 457(h)(1), the proposed maximum offering price per share for such shares are based on the average of the high and low prices for the Registrant’s American Depositary Shares (each representing seven ordinary shares), or ADS, as quoted on the Nasdaq Global Market on June 30, 2011.
(8)	Any ordinary shares covered by an award granted under the 2006 Stock Option Plan, 2008 Stock Option Plan and 2011 Share Incentive Plan (or portion of an award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares which may be issued under 2006 Stock Option Plan, 2008 Stock Option Plan and 2011 Share Incentive Plan. Ordinary shares that actually have been issued under the Plans pursuant to an award shall not be returned to the Plans and shall not become available for future issuance under the Plans, except if unvested ordinary shares are forfeited or repurchased by the Company at their original issue price, such ordinary shares shall become available for future grant under the Plans.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Item 4. Description of Securities.

Item 5. Interests of Named Experts and Counsel.

Item 6. Indemnification of Directors and Officers.

Item 7. Exemption from Registration Claimed.

Item 8. Exhibits.

Item 9. Undertakings.

SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
Exh. 5.1	Opinion of Maples and Calder.
Exh. 10.1	Mecox Lane Limited’s 2006 Stock Option Plan, 2008 Stock Option Plan and 2011 Share Incentive Plan (incorporated by reference to Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to the Registrant’s Registration Statement on Form F-1 (file no. 333-169796) filed with the Securities and Exchange Commission on December October 26, 2010).
Exh. 23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd., an Independent Registered Public Accounting Firm.
Exh. 23.2	Consent of Maples and Calder (included in Exhibit 5.1).
Exh. 24.1	Power of Attorney (included on signature page hereto).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1) under the Securities Act, of 1933, as amended (the “Securities Act)

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Mecox Lane Limited (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a) The annual report on Form 20-F for 2010 dated April 29, 2011;

(b) The Registrant’s prospectus filed (the “Prospectus”) pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act), on October 26, 2010, dated October 26, 2010;

(c) The Registrant’s registration statement of F-6 (File No. 333-169842) filed with the Commission on October 22, 2010;

(d) The description of the Registrant’s ordinary shares and ADSs contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-34904) filed with the Commission on October 13, 2010, which incorporates by reference the description of the Registrant’s Ordinary Shares and ADSs set forth under “Description of Share Capital” and Description of American Depositary Shares” in the Registrant’s Registration Statement on Form F-1 (file no. 333-170707) filed with the Securities and Exchange Commission.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Companies Law of the Cayman Islands does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. However, such a provision may be held by the Cayman Islands courts to be unenforceable to the extent it seeks to indemnify or exculpate a fiduciary in respect of their actual fraud or willful default or for the consequences of committing a crime.

Our third amended and restated memorandum and articles of association, adopted by our shareholder on October 1, 2010, provides that the Registrant shall indemnify its directors, officers, employees and agents against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained in their capacities as such unless such losses or damages arise from actual fraud or willful neglect or default of such directors, officers, employees or agents. Our amended and restated memorandum and articles of association also provide for indemnification of such person in the case of a suit initiated by our company or in the right of our company.

Pursuant to the form of indemnification agreements filed as Exhibit 10.4 to our Registration Statement on Form F-1 (Registration No. 333-169796), we agree to indemnify our directors and executive officers to the fullest extent permitted by applicable law and our articles of association, from and against all costs, charges, expenses, liabilities and losses incurred in connection with any litigation, suit or proceeding to which such director is or is threatened to be made a party, witness or other participant.

The Underwriting Agreement, the form of which was filed as Exhibit 1.1 to our Registration Statement on Form F-1, as amended (Registration No. 333-169796), also provides for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Maples and Calder.

10.1	Mecox Lane Limited’s 2006 Stock Option Plan, 2008 Stock Option Plan and 2011 Share Incentive Plan (incorporated by reference to Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to the Registrant’s Registration Statement on Form F-1 (file no. 333-169796) filed with the Securities and Exchange Commission on October 26, 2010).

23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the Plans of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China, on July 6, 2011.

Mecox Lane Limited

By:	/s/ Alfred Beichun Gu
	Name:	Alfred Beichun Gu
	Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Mr. Alfred Beichun Gu and Mr. Paul Bang Zhang, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and as of July 6, 2011.

Signature	Title	Date

/s/ Neil Nan Peng Shen	Chairman of the board	July 6, 2011
Name: Neil Nan Peng Shen

/s/ Alfred Beichun Gu	Director and Chief Executive Officer	July 6, 2011
Name: Alfred Beichun Gu	(principal executive officer)

/s/ Paul Bang Zhang	Chief Financial Officer	July 6, 2011
Name: Paul Bang Zhang	(principal financial and accounting officer)

Signature	Title	Date

/s/ Herman Yu	Director	July 6, 2011
Name: Herman Yu

/s/ Sandrine Zerbib	Director	July 6, 2011
Name: Sandrine Zerbib

/s/ Anthony Kai Yiu Lo	Independent Director	July 6, 2011
Name: Anthony Kai Yiu Lo

/s/ David Jian Sun	Independent Director	July 6, 2011
Name: David Jian Sun

/s/ Donald J. Puglisi	Authorized U.S. Representative	July 6, 2011
Name: Donald J. Puglisi
Title: Managing Director Puglisi & Associates